UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) June 3, 2021

(Date of earliest event reported) June 2, 2021

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, ONE Gas, Inc. (“ONE Gas” or the “Company”) announced that its Board of Directors elected Robert S. McAnnally to serve as the Company’s president and chief executive officer and Curtis L. Dinan to serve as the Company’s senior vice president and chief operating officer, effective June 28, 2021. Mr. McAnnally will also join the ONE Gas Board of Directors effective June 28, 2021.

Mr. McAnnally, 57, has served as the Company’s senior vice president and chief operating officer since July 2020. He served as the Company’s senior vice president, operations from March 2015 to July 2020. He worked with Alabama Gas Corporation, the largest natural gas distribution company in Alabama, from 2009 to 2015, serving as the senior vice president of customer service and marketing for nearly three years. Before joining Alabama Gas, McAnnally practiced law, representing utility, financial and corporate clients.

Mr. Dinan, 53, has served as the Company’s senior vice president and chief commercial officer since July 2020. He served as the Company’s senior vice president, commercial from March 2019 to July 2020, and as the Company’s senior vice president and chief financial officer from the Company’s separation from ONEOK, Inc. (“ONEOK”) in February 2014 until March 2019. He served as president, natural gas of ONEOK Partners, responsible for commercial activities in its natural gas gathering and processing and natural gas pipelines segments. Before that, Mr. Dinan was senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners from 2007 to 2011. He served on the ONEOK Partners board of directors from October 2007 to March 2011. He joined ONEOK in 2004 as vice president and chief accounting officer, after being an audit partner with Arthur Andersen LLP and Grant Thornton LLP.

Messrs. McAnnally and Dinan are eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 39 through 50 of the ONE Gas Proxy Statement relating to its 2021 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 7, 2021 (and such descriptions are incorporated herein by this reference).

There are no arrangements or understandings between either Mr. McAnnally or Mr. Dinan and any other person pursuant to which either of them was selected as an officer, and there are no family relationships between either Mr. McAnnally or Mr. Dinan and any director or executive officer of the Company. Neither Mr. McAnnally nor Mr. Dinan has any direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On June 2, 2021, the Company announced that its Board of Directors elected Robert S. McAnnally to serve as the Company’s president and chief executive officer and Curtis L. Dinan to serve as the Company’s senior vice president and chief operating officer, effective June 28, 2021. Mr. McAnnally will also join the ONE Gas Board of Directors effective June 28, 2021. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated June 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Brian K. Shore
Date: June 3, 2021		Brian K. Shore
Vice President, Associate General Counsel and Secretary